EXHIBIT 99.1

DSwiss, Inc.

Shareholder List

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”).

The following table sets forth, as of March 30, 2017, we have 206,904,600 shares of Common Stock and no shares of Preferred Stock issued and outstanding. As of March 30, 2017, there were 156 shareholders of record of our common stock.

	Name of Shareholder	Total Shares of Common Stock Owned	Percent of Common Stock Owned
1	Heung Wing Wai	100,000	0.0483%
2	Leong Ming Chia	139,937,500	67.6338%
3	Greenpro Venture Capital Limited	60,000,000	28.9989%
4	Chua Lee Yee	250,000	0.1208%
5	Cheng Zhee Long	100,000	0.0483%
6	Ng Siew Yen	100,000	0.0483%
7	Fong Chun Yew	10,000	0.0048%
8	Ong Mei Poh	10,000	0.0048%
9	Fong See Mun	10,000	0.0048%
10	Fong Keat Ling	10,000	0.0048%
11	Fong Wei Khem	10,000	0.0048%
12	Koh Rou En	15,000	0.0072%
13	Soo Gim Chu	15,000	0.0072%
14	Ong Yeah Chee	10,000	0.0048%
15	Yam Tak Kwong	20,000	0.0097%
16	Cheah Yean Sin	100,000	0.0483%
17	Loh Chen Ning	100,000	0.0483%
18	Leong Pah Sim	10,000	0.0048%
19	Joyteam Group Limited	18,000	0.0087%
20	Law Wai Lu	10,000	0.0048%
21	Yeoh Choon Chuan	25,000	0.0121%
22	Li Kai	50,000	0.0242%
23	Leong Ming Hwa	10,000	0.0048%
24	Wong Kin Neo	10,000	0.0048%
25	Leong Li Lin	60,000	0.0290%
26	Leong Ming Jiunn	10,000	0.0048%
27	Loo Chee How	20,000	0.0097%
28	Leong Pow Toi	10,000	0.0048%
29	Ng Wen Tai	5,000	0.0024%
30	Khor Chin Meng	10,000	0.0048%

	Name of Shareholder	Total Shares of Common Stock Owned	Percent of Common Stock Owned
31	Zhang Guo	10,000	0.0048%
32	Khor Joo Suan	100,000	0.0483%
33	Sun Wah Moi	100,000	0.0483%
34	Chong Kai Mun	15,000	0.0072%
35	Hor Sooi Shen	10,000	0.0048%
36	Fong Yee Kee	10,000	0.0048%
37	Lim Lai Peng	10,000	0.0048%
38	Ong Mei Ling	10,000	0.0048%
39	Tung Chung Nyin	10,000	0.0048%
40	Lai Khun Khuan	10,000	0.0048%
41	Tan Inn Shen	10,000	0.0048%
42	Tan Lai Wei	10,000	0.0048%
43	Chan Eu-Jinn	5,000	0.0024%
44	Nicolas Naihongga Halim	100,000	0.0483%
45	Amrin Susilo Halim	100,000	0.0483%
46	Sim Yin Hin	33,400	0.0161%
47	Leong Poh Sem	300,000	0.1450%
48	Seeder International Sdn Bhd	25,000	0.0121%
49	Wong Mew Chan	451,000	0.2180%
50	Chan Kum Kong	224,700	0.1086%
51	Loke Chan Thow	154,600	0.0747%
52	How Pi Noi	22,500	0.0109%
53	Loh Mei Ling	22,500	0.0109%
54	Chin Lee Moon	22,500	0.0109%
55	Wong Kum Loong	222,000	0.1073%
56	Woo Shuk Fong	30,000	0.0145%
57	Loke, Sebastian Mun Foo	10,000	0.0048%
58	Chan Kok Kong	110,700	0.0535%
59	Tan Shu Juen	110,700	0.0535%
60	Weraya Limpasuthum	80,000	0.0387%
61	Thanawat Lertwattanarak	200,000	0.0967%
62	Chean Kuan Choi	25,000	0.0121%
63	Bung Hon Sheng	5,000	0.0024%
64	Wong Woo Yon	10,000	0.0048%
65	Tou Lock Chuan	10,000	0.0048%
66	Chia Yee Lung	10,000	0.0048%
67	Gan Lee Chin	10,000	0.0048%
68	Huang Chen	240,000	0.1160%
69	Fan Youren	240,000	0.1160%
70	Huang GuoYing	80,000	0.0387%
71	Oon Kin Mein	37,500	0.0181%

	Name of Shareholder	Total Shares of Common Stock Owned	Percent of Common Stock Owned
72	Lim Ah Soon	50,000	0.0242%
73	Jennifer Ang Yen Nee	50,000	0.0242%
74	Lim Ai Fong	50,000	0.0242%
75	Chow Yeo Yian	10,000	0.0048%
76	Chow Yeo Chern	10,000	0.0048%
77	Hooi Mun Ngean	10,000	0.0048%
78	Tan Sit Jin	10,000	0.0048%
79	Wong Hsien Teik	50,000	0.0242%
80	Wong Sui Ting	50,000	0.0242%
81	Ong Kim Eng	10,000	0.0048%
82	Lew Kok Hin	30,000	0.0145%
83	Cheang Tip Long	20,000	0.0097%
84	Heng Kai Chong	100,000	0.0483%
85	Yew Wai Loon	10,000	0.0048%
86	Lee Kah Wai	10,000	0.0048%
87	Jervey Choon	30,000	0.0145%
88	Lee Peng Hong	5,000	0.0024%
89	Ng Say Ho	10,000	0.0048%
90	Ng Lum Chin	25,000	0.0121%
91	Leng Tze Sing	10,000	0.0048%
92	Lai Kim Ming	20,000	0.0097%
93	Lee Choon Teng	50,000	0.0242%
94	Tang Wei Chien	17,500	0.0085%
95	Foong Pui Ngan	17,500	0.0085%
96	Tan Khee Hong	5,000	0.0024%
97	Huang Xiao Ping	50,000	0.0242%
98	Tan Marene	50,000	0.0242%
99	Ching Lung	240,000	0.1160%
100	Wong Kah Fei	100,000	0.0483%
101	Leong Yee Lui	10,000	0.0048%
102	Woon Mee Eng@Amy Seok Mee Eng	10,000	0.0048%
103	Wong Kum Yuen	10,000	0.0048%
104	Yong Sing Ying	125,000	0.0604%
105	Chay Siew Ping	32,000	0.0155%
106	Xu Yonghui	50,000	0.0242%
107	Tan Tuan Liang	50,000	0.0242%
108	Chow Zia Sing	5,000	0.0024%
109	Kuang-Ching Chen	25,000	0.0121%
110	Phoon Meng Chor	50,000	0.0242%
111	Li Yao	10,000	0.0048%
112	Fong Swee Keng	100,000	0.0483%
113	Chay Choon Wee	12,500	0.0060%
114	Ooi Say Boon	10,000	0.0048%
115	Lee Yoke Pooi	10,000	0.0048%
116	Chin Kah Fen	10,000	0.0048%
117	Raja Kumar A/L T K Arumugam	20,000	0.0097%
118	Anthony Yeap Hock Chai	30,000	0.0145%
119	Lau Mei Siu	10,000	0.0048%
120	Koh Mun Cheong	20,000	0.0097%
121	Chen Kok Song	10,000	0.0048%
122	Ooi Tat Lun	10,000	0.0048%

	Name of Shareholder	Total Shares of Common Stock Owned	Percent of Common Stock Owned
123	Leng Sau Foong	10,000	0.0048%
124	Hooi Choong Leng	25,000	0.0121%
125	Lee Yew Yee	10,000	0.0048%
126	Low Shu Chiun	10,000	0.0048%
127	Ng Tun Hor	10,000	0.0048%
128	Yoon Lee Ling	10,000	0.0048%
129	Vincent Lim Seng Chuan	10,000	0.0048%
130	Adam Bin Ishak	50,000	0.0242%
131	Leong Kin Foong	10,000	0.0048%
132	Khoo Teng Khun	10,000	0.0048%
133	Sundaram A/L Vellayan	10,000	0.0048%
134	Wong Ay Leng	10,000	0.0048%
135	Chin Wai Kong	10,000	0.0048%
136	Teo Poh Heng	10,000	0.0048%
137	Lim Soon Heong	10,000	0.0048%
138	Ng Fay Choo	10,000	0.0048%
139	Choong Wai Meng	10,000	0.0048%
140	Siva Kumar A/L Olaganathan	10,000	0.0048%
141	Tang Phua Gak	10,000	0.0048%
142	Ng Pak Cheong	10,000	0.0048%
143	Ten Jun Wen	2,500	0.0012%
144	Tang Siok Choo	10,000	0.0048%
145	Berlian Kekal Sdn Bhd	187,500	0.0906%
146	Lee Wee Teck	12,500	0.0060%
147	Ng Jiun Shyan	12,500	0.0060%
148	Chin Boon Tak	62,500	0.0302%
149	Lim Sen Huai	25,000	0.0121%
150	How Kok Choong	100,000	0.0483%
151	Lu Hock Soon	12,500	0.0060%
152	Tan Chin Long	100,000	0.0483%
153	Dato Sri Tor Teck Gee	12,500	0.0060%
154	Dato Tan Meng Seng	100,000	0.0483%
155	Datin Kong Siew Peng	37,500	0.0181%
156	Wee Sing Hock	12,500	0.0060%
	Total	206,904,600	100.0000%

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.